Exhibit 99.1

FOR IMMEDIATE RELEASE

Newtek Business Services Enters Into Web Linking Agreement with

AIG Small Business® To Provide the Full Suite of Newtek Business Services

New York, N.Y. – April 9, 2007– Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced that it has signed an agreement which allows Newtek to market its services through the AIG Small Business website (www.aigsmallbusiness.com). Both companies hope this agreement will allow them to grow their respective presence and leadership in providing business services, financial products and insurance to their respective existing and future clients.

“AIG Small Business is dedicated to helping small business pioneers reach their maximum potential with peace of mind that their business risks are minimized. We are focused on serving local business owners throughout the United States who are the key drivers of US economic growth. The partnership with Newtek Business Services enables us to provide access to additional business and financial services for our clients in the most efficient and cost-effective manner to help them advance the growth and profitability of their small businesses. “said Vince Tizzio, President of AIG Small Business.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “Newtek delivers a full suite of business and financial services needed by all small businesses with a high level of customer service utilizing state-of-the-art technology. We are proud to join AIG in making the Newtek services available to AIG’s clients and AIG products available to Newtek’s clients to serve the entrepreneurial leaders in the US.”

About AIG Small Business

AIG Small Business is a unit of the property-casualty insurance companies of American International Group, Inc. (AIG). AIG, world leaders in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG’s common stock is listed in the US on the New York Stock Exchange as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped small business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 75,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition , operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com